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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 4, 2001



                        FELCOR LODGING TRUST INCORPORATED
             (Exact name of registrant as specified in its charter)

              MARYLAND                                  1-14236                           72-2541756
    (STATE OR OTHER JURISDICTION OF            (COMMISSION FILE NUMBER)                  (IRS EMPLOYER
            INCORPORATION)                                                             IDENTIFICATION NO.)

             545 E. JOHN CARPENTER FREEWAY
                          SUITE 1300
                        IRVING, TEXAS                                                        75062
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                        (ZIP CODE)


Registrant's telephone number, including area code:  (972) 444-4900


          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On June 4, 2001, FelCor Lodging Limited Partnership ("FelCor LP"), the subsidiary operating partnership of FelCor Lodging Trust Incorporated ("FelCor"), completed the private placement of 8 1/2% senior notes due 2011 (the "Notes") in the aggregate principal amount of $600 million, which resulted in net proceeds of approximately $586 million. The Notes were issued by FelCor LP and are guaranteed on an unsecured basis by FelCor and certain subsidiaries of FelCor and FelCor LP. Pending use to finance in part the merger with MeriStar Hospitality Corporation (the "MeriStar merger"), $316 million of the proceeds of the Notes were placed in a restricted proceeds account to fund a special redemption described below. If the MeriStar merger is not closed on or prior to November 30, 2001 or the merger agreement relating to the MeriStar merger is terminated earlier, the funds in the restricted proceeds account will be used to redeem $300 million aggregate principal amount of the Notes at a redemption price equal to 101% of their principal amount, plus accrued interest to the date of redemption. Pursuant to the restricted proceeds agreement, the funds in the restricted proceeds account will be released to FelCor LP to pay a portion of the purchase price for the MeriStar merger and to pay related fees and expenses upon receipt by the escrow agent of an officer's certificate that states all necessary conditions to closing of the MeriStar merger have been satisfied or waived. The balance of the net proceeds of the Notes were used to repay approximately $62 million in mortgage debt and approximately $208 million of indebtedness outstanding under FelCor's line of credit.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (a) Financial statements of businesses acquired.

         Not applicable.

         (b) Pro forma financial information.

         Not applicable.

         (c) Exhibits.


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         EXHIBIT
          NUMBER                     DESCRIPTION OF EXHIBIT
         -------                     ----------------------

           4.9 Indenture dated as of June 4, 2001 by and among FelCor LP, FelCor, the Subsidiary Guarantors named therein and SunTrust Bank, as trustee.

          10.29 Registration Rights Agreement dated as of June 4, 2001, by and amount FelCor LP, FelCor, and Deutsche Banc Alex. Brown Inc., in its individual capacity and on behalf of J.P. Morgan Securities Inc., Banc of America Securities LLC, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SG Cowen Securities Corporation, Credit Lyonnais Securities
                           (USA) Inc., Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., Fleet Securities, Inc., PNC Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FELCOR LODGING TRUST INCORPORATED



Date:   June 14, 2001                 By: /s/ LAWRENCE D. ROBINSON
                                          ---------------------------------
                                          Lawrence D. Robinson
                                          Executive Vice President, General
                                            Counsel and Secretary


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                                INDEX TO EXHIBITS

         EXHIBIT
          NUMBER                     DESCRIPTION OF EXHIBIT
         -------                     ----------------------
          4.9              Indenture dated as of June 4, 2001 by and among
                           FelCor LP, FelCor, the Subsidiary Guarantors named
                           therein and SunTrust Bank, as trustee.

         10.29             Registration Rights Agreement dated as of June 4,
                           2001, by and amount FelCor LP, FelCor, and Deutsche
                           Banc Alex. Brown Inc., in its individual capacity and on behalf of J.P. Morgan Securities Inc., Banc of
                           America Securities LLC, Salomon Smith Barney Inc.,
                           Morgan Stanley & Co. Incorporated, Merrill Lynch,
                           Pierce, Fenner & Smith Incorporated, SG Cowen
                           Securities Corporation, Credit Lyonnais Securities
                           (USA) Inc., Scotia Capital (USA) Inc., BMO Nesbitt
                           Burns Corp., Fleet Securities, Inc., PNC Capital
                           Markets, Inc. and Wells Fargo Brokerage Services,
                           LLC.


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